Special Shareholder Meeting (Unaudited)

On April 16, 2009, a Special Meeting of the Shareholders of John Hancock California Tax-Free Income Fund was held at 601 Congress Street, Boston, Massachusetts for the purpose of -considering and voting on the proposal listed below:

Proposal 1:  Election of eleven Trustees as members of the Board of Trustees of John Hancock California Tax-Free Income Fund.

PROPOSAL 1 PASSED FOR ALL TRUSTEES ON APRIL 16, 2009.

1.  Election of eleven Trustees as members of the Board of Trustees of each of the Trusts
(all Trusts):

		% of Outstanding	% of Shares
	No. of Shares	Shares	Present
James R. Boyle
Affirmative	17,622,732.6480	62.383%	96.551%
Withhold	629,504.6270	2.228%	3.449%
TOTAL	18,252,237.2750	64.611%	100.000%
John G. Vrysen
Affirmative	17,621,192.6480	62.377%	96.543%
Withhold	631,044.6270	2.234%	3.457%
TOTAL	18,252,237.2750	64.611%	100.000%
James F. Carlin
Affirmative	17,633,177.6480	62.420%	96.608%
Withhold	619,059.6270	2.191%	3.392%
TOTAL	18,252,237.2750	64.611%	100.000%
William H. Cunningham
Affirmative	17,514,500.3170	61.999%	95.958%
Withhold	737,736.9580	2.612%	4.042%
TOTAL	18,252,237.2750	64.611%	100.000%
Deborah Jackson
Affirmative	17,631,820.1180	62.415%	96.601%
Withhold	620,417.1570	2.196%	3.399%
TOTAL	18,252,237.2750	64.611%	100.000%
Charles L. Ladner
Affirmative	17,630,540.6480	62.410%	96.594%
Withhold	621,696.6270	2.201%	3.406%
TOTAL	18,252,237.2750	64.611%	100.000%
Stanley Martin
Affirmative	17,622,672.6480	62.382%	96.551%
Withhold	629,564.6270	2.229%	3.449%
TOTAL	18,252,237.2750	64.611%	100.000%
Patti McGill Peterson
Affirmative	17,519,530.7870	62.017%	95.986%
Withhold	732,706.4880	2.594%	4.014%
TOTAL	18,252,237.2750	64.611%	100.000%
		% of Outstanding	% of Shares
	No. of Shares	Shares	Present
John A. Moore
Affirmative	17,625,210.7940	62.391%	96.565%
Withhold	627,026.4810	2.220%	3.435%
TOTAL	18,252,237.2750	64.611%	100.000%
Steven R. Pruchansky
Affirmative	17,618,495.6480	62.368%	96.528%
Withhold	633,741.6270	2.243%	3.472%
TOTAL	18,252,237.2750	64.611%	100.000%
Gregory A. Russo
Affirmative	17,602,840.7940	62.312%	96.442%
Withhold	649,396.4810	2.299%	3.558%
TOTAL	18,252,237.2750	64.611%	100.000%

On May 5, 2009, an adjourned session of a Special Meeting of the Shareholders of John Hancock California Tax-Free Income Fund held at 601 Congress Street, Boston, Massachusetts for the -purpose of considering and voting on the proposals listed below:

Proposal 2:  To approve a new form of Advisory Agreement between John Hancock California Tax-Free Income Fund and John Hancock Advisers, LLC.

PROPOSAL 2 DID NOT PASS ON MAY 5, 2009.

2.  Approval of a new form of Advisory Agreement between each Trust and John Hancock Advisers, LLC (all Funds).

		% of Outstanding	% of Shares
	No. of Shares	Shares	Present
Affirmative	11,800,074.9380	41.771%	64.650%
Against	553,741.6340	1.960%	3.034%
Abstain	1,429,046.7030	5.059%	7.829%
Broker Non-Votes	4,469,374.0000	15.821%	24.487%
TOTAL	18,252,237.2750	64.611%	100.000%

Proposal 3:  To approve the following changes to fundamental investment restrictions:

3.  Approval of the following changes to fundamental investment restrictions (See Proxy Statement for Fund(s) voting on this Proposal):

PROPOSALS 3A, 3C, 3D, 3E and 3F DID NOT PASS ON MAY 5, 2009.

3A. Revise: Concentration

Affirmative	11,434,040.6710	40.475%	62.644%
Against	613,183.3750	2.171%	3.360%
Abstain	1,735,639.2290	6.144%	9.509%
Broker Non-Votes	4,469,374.0000	15.821%	24.487%
TOTAL	18,252,237.2750	64.611%	100.000%
		% of Outstanding	% of Shares
	No. of Shares	Shares	Present
3C. Revise: Underwriting
Affirmative	11,566,155.9290	40.943%	63.368%
Against	625,351.7760	2.214%	3.426%
Abstain	1,591,353.5700	5.633%	8.719%
Broker Non-Votes	4,469,376.0000	15.821%	24.487%
TOTAL	18,252,237.2750	64.611%	100.000%
3D. Revise: Real Estate
Affirmative	11,381,791.7930	40.290%	62.358%
Against	678,509.5760	2.402%	3.717%
Abstain	1,722,561.9060	6.098%	9.438%
Broker Non-Votes	4,469,374.0000	15.821%	24.487%
TOTAL	18,252,237.2750	64.611%	100.000%
3E. Revise: Loans
Affirmative	11,384,236.7160	40.300%	62.371%
Against	665,386.2630	2.355%	3.646%
Abstain	1,733,241.2960	6.135%	9.496%
Broker Non-Votes	4,469,373.0000	15.821%	24.487%
TOTAL	18,252,237.2750	64.611%	100.000%
3F. Revise: Senior Securities
Affirmative	11,465,452.1210	40.587%	62.816%
Against	603,147.6250	2.135%	3.305%
Abstain	1,714,263.5290	6.068%	9.392%
Broker Non-Votes	4,469,374.0000	15.821%	24.487%
TOTAL	18,252,237.2750	64.611%	100.000%

Proposal 4:  To approve amendments changing Rule 12b-1 Plans for certain classes of the Fund from “reimbursement” to compensation plans.

PROPOSAL 4 PASSED FOR ONLY CLASSES B AND C ON MAY 5, 2009.

(There was no Quorum for Class A)

4.  Approval of amendments changing Rule 12b-1 Plans for certain classes of the Funds from “reimbursement” to “compensation” Plans.

		% of Outstanding	% of Shares
	No. of Shares	Shares	Present
Affirmative	10,690,311.7140	40.673%	62.372%
Against	704,025.3090	2.679%	4.108%
Abstain	1,499,555.0620	5.705%	8.749%
Broker Non-Votes	4,245,550.0000	16.153%	24.771%
TOTAL	17,139,442.0850	65.210%	100.000%

Class B

4. Approval of amendments changing Rule 12b-1 Plans for certain classes of the Funds from “reimbursement” to “compensation” Plans.

		% of Outstanding	% of Shares
	No. of Shares	Shares	Present
Affirmative	341,655.2290	41.931%	73.192%
Against	4,601.0000	.565%	.986%
Abstain	54,285.2860	6.662%	11.629%
Broker Non-Votes	66,250.0000	8.131%	14.193%
TOTAL	466,791.5150	57.289%	100.000%

Class C

4. Approval of amendments changing Rule 12b-1 Plans for certain classes of the Funds from “reimbursement” to “compensation” Plans.

		% of Outstanding	% of Shares
	No. of Shares	Shares	Present
Affirmative	434,394.6750	37.728%	67.243%
Against	6,402.0000	.556%	.991%
Abstain	47,629.0000	4.137%	7.373%
Broker Non-Votes	157,578.0000	13.686%	24.393%
TOTAL	646,003.6750	56.107%	100.000%

Proposal 5:  To adopt a manager of manager structure.

PROPOSAL 5 DID NOT PASS ON MAY 5, 2009.

5.  Proposal adopting a manager of manager structure (All Funds except International Classic Value and Small Cap Funds).

		% of Outstanding	% of Shares
	No. of Shares	Shares	Present
Affirmative	11,297,337.1210	39.992%	61.896%
Against	762,453.8530	2.699%	4.177%
Abstain	1,723,070.3010	6.099%	9.440%
Broker Non-Votes	4,469,376.0000	15.821%	24.487%
TOTAL	18,252,237.2750	64.611%	100.000%

Proposal 6:  To revise merger approval requirements for John Hancock California Tax-Free Income Fund.

PROPOSAL 6 DID NOT PASS ON MAY 5, 2009.

6.  Revision to merger approval requirements (all Trusts).

		% of Outstanding	% of Shares
	No. of Shares	Shares	Present
Affirmative	11,390,167.6600	40.320%	62.404%
Against	745,580.9760	2.639%	4.085%
Abstain	1,647,113.6390	5.831%	9.024%
Broker Non-Votes	4,469,375.0000	15.821%	24.487%
TOTAL	18,252,237.2750	64.611%	100.000%